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                                                                    EXHIBIT 99.2



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Affix Mailing Label with Name and Address
                   Here.


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             Proxy and Cash Election Form and Letter of Transmittal

     This Proxy and Cash Election Form and Letter of Transmittal should be completed, signed and submitted to the Exchange Agent appointed by Canaan Energy Corporation ("CEC") in the enclosed prepaid addressed envelope to:

                                 UMB Bank, N.A.
                                P.O. Box 410064
                        Kansas City, Kansas  64141-0064
                             Phone: (816) 860-7786

Proxy
-----

     The undersigned limited partner of the partnerships named below which indicate an "Ownership %" ("Partnership"), does hereby constitute and appoint Leo E. Woodard or John K. Penton, duly authorized officers of the managing general partner of the Partnership, as proxies, with full power of substitution and hereby authorizes the proxies or any of them to represent the undersigned and to vote the partnership interests listed below as indicated hereon at the special meeting of the Partnership to be held on _____________, 2000, and any adjournments thereof.

Vote on Plan of Combination and Cash Election
---------------------------------------------

     1. The undersigned votes on the approval and adoption of the Plan of Combination as described in the Canaan Energy Corporation Prospectus/Proxy Statement dated _____________, 2000 ("Prospectus") as indicated in the table below:

     2. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

     3. The undersigned elects to receive cash in accordance with the Plan of Combination as described in the Prospectus rather than CEC Common Stock, subject to the conditions and terms described in the Prospectus, by placing a check mark in the "Elect Cash" box in the table below:

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                                                                                      Vote
--------------------------------------------------------------------------------------------------------Elect
Partnership                                                        Ownership %  For  Against  Abstain   Cash
-----------------------------------------------------------------------------------------------------------
Coral Reserves Natural Gas Income Fund 1990 Limited Partnership
-----------------------------------------------------------------------------------------------------------
Coral Reserves Natural Gas Income Fund 1991 Limited Partnership
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Coral Reserves Natural Gas Income Fund 1992 Limited Partnership
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Coral Reserves Natural Gas Income Fund 1993 Limited Partnership
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Coral Reserves 1993 Institutional Limited Partnership
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Coral Reserves Energy Income Fund 1995 Limited Partnership
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Coral Reserves Energy Income Fund 1996 Limited Partnership
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Coral Reserves 1996 Institutional Limited Partnership
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
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     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE
DIRECTIONS STATED. IF NO DIRECTION IS STATED, IT WILL BE VOTED "FOR" THE PLAN OF COMBINATION.

     If the "Elect Cash" box is not checked, a limited partner will receive Canaan common stock.

Letter of Transmittal
---------------------

     Subject to the closing of the transactions described in the Prospectus, the undersigned hereby surrenders all of his Partnership interests listed in the table above to CEC in exchange for the consideration described in the Prospectus; provided, however, if the undersigned has elected to receive cash, the undersigned hereby assigns and transfers to CEC all right, title and interest in the shares of CEC common stock otherwise issuable to the undersigned in exchange for such cash payment.

       The undersigned hereby represents warrants that the undersigned has full power and authority to submit, sell, assign, and transfer his Partnership interests and that the Partnership interests are free and clear of all liens, charges and encumbrances and are not subject to any adverse claim. The undersigned will, upon request, execute any additional documents necessary or desirable, as determined by CEC, to surrender his Partnership interests.

     All authority herein conferred shall survive the death or incapacity of the undersigned, and all obligations of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned.

     Receipt of the Prospectus dated ___________, 2000 is acknowledged.

     PLEASE SIGN EXACTLY AS NAME APPEARS ON THE LABEL AFFIXED TO THIS PROXY AND CASH ELECTION FORM AND LETTER OF TRANSMITTAL.


___________________________________________     ________________________________
(Signature)                                             (Date)

___________________________________________
(Name-please print)

___________________________________________
(Signature of Joint Tenant, if applicable)
___________________________________________
(Name of Joint Tenant - Please Print)


     If Limited Partnership Interests Are Held Jointly, All Joint Tenants must Sign. When Signing as Attorney, Executor, Administrator, Trustee or Guardian, Please Give Full Title as Such. If a Corporation, Please Sign in Full Corporate Name by President or Other Authorized Officer. If a Partnership, Please Sign in Partnership Name by Authorized Person.

Questions
---------

     If you have any questions regarding any instruction or procedure in this Letter of Transmittal, you should contact _________ of CEC at 405/232-3222 the Securities Transfer Division at UMB Bank, N.A. at (816) 860-7786.